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                                                                    EXHIBIT 19.2

                          USA GROUP LOAN SERVICES, INC.

                    Servicer's Annual Statement of Compliance

Fleet National Bank,
  as Owner Trustee
One Federal Street
Boston, MA  02106-2197
Attention:  Chi Ma

State Street Bank and Trust Company,
  as Indenture Trustee
Corporate Trust Department
Two International Place
Boston, MA  02110
Attn:  James Schultz

Ladies and Gentlemen:

     The undersigned duly authorized officer of USA Group Loan Services, Inc. (the "Servicer") hereby certifies as follows:

     1. USA Group Loan Services, Inc. entered into a Servicing Agreement with the Nellie Mae Education Loan Trust dated as of June 1, 1996 and effective as of July 12, 1996.

     2. An evaluation of the activities of the Servicer from July 12, 1996 through December 31, 1996 has been performed.

     3. Based on this evaluation, to the best of the below signed officer's knowledge, the Servicer has fulfilled in all material respects its obligations under the Servicing Agreement from July 12, 1996 through December 31, 1996.


                                        USA GROUP LOAN SERVICES, INC.



                                        By: /s/ Laurie Blackburn
                                          ---------------------------
                                              Laurie Blackburn
                                              Vice President